Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 26, 2005, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Seller”), and LABORATORIOS DEL DR. ESTEVE, S.A., a corporation organized under the laws of Spain (the “Purchaser”).

RECITALS

(a) The Seller wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Seller 650,000 shares (the “Shares”) of the common stock, par value $0.001 per share, of the Seller (“Common Stock”), upon the terms and subject to the conditions set forth in this Agreement (the “Share Purchase”).

(b) On February 17, 2005, the Seller filed a shelf registration statement on Form S-3 MEF (File No. 333-122887) (the “462(b) Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an additional 1,468,592 shares of Common Stock in connection with the Seller’s shelf registration statement on Form S-3 (File No. 333-111360) filed with the SEC on December 19, 2003 (the “Original Registration Statement”).

(c) The Seller wishes to offer and sell the Shares to the Purchaser from the 708,592 shares of Common Stock remaining available as of the date hereof for offer and sale under the 462(b) Registration Statement.

(d) The Seller will sell the Shares to the Purchaser pursuant to the base prospectus (the “Prospectus”) contained in the Original Registration Statement and a prospectus supplement filed with the SEC in compliance with Rule 424(b) under the Securities Act (the “Prospectus Supplement”).

(e) The parties to this Agreement desire to make certain representations, warranties, covenants and agreements in connection with the Share Purchase and also to prescribe certain conditions to the Share Purchase.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

(a) For all purposes of this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined).

“Business Day” means any day other than a Saturday, Sunday or U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

“Contract” means any contract, agreement, lease, binding understanding, indenture, note, option, license or legally binding commitment or undertaking.

“Governmental Entity” means any international, national, federal, state, provincial, municipal or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulatory entity, whether domestic or foreign.

“Laws” means any law, statute, rule, regulation or code issued, enacted, promulgated or implemented by any Governmental Entity.

“Legal Requirements” means any national, federal, state, provincial, local, foreign or other law, statute, constitution, principle of common law, ordinance, code, order, edict, decree, rule, regulation, ruling, judgment or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liens” means any liens, pledges, claims, charges, preemptive rights, mortgages, options, security interests or encumbrances of any kind.

“Orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Representatives” means, when used with respect to the Purchaser or the Seller, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents, financing sources and representatives of financing sources and other representatives of the Purchaser or the Seller, as applicable.

(b)   The following additional capitalized terms are defined in the following Sections of this Agreement:

Term	Section

462(b) Registration Statement	Recitals
Agreement	Preamble
Closing Date	Section 2.2
Closing	Section 2.2
Common Stock	Recitals
Company	Recitals
Exchange Act	Section 3.3
Nasdaq	Section 3.3
Original Registration Statement	Recitals
Prospectus	Recitals
Prospectus Supplement	Recitals
Purchase Price	Section 2.1
Purchaser	Preamble
SEC	Recitals
Securities Act	Recitals
Seller	Preamble
Share Purchase	Recitals
Shares	Recitals

ARTICLE II
PURCHASE AND SALE OF SHARES; PURCHASE PRICE

Section 2.1 Sale and Purchase of Shares. At the Closing provided for in Section 2.2, and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Shares for an aggregate purchase price of $ 4,472,000.00 (the “Purchase Price”), based on a price of $6.88 per share, to be paid in accordance with Section 2.2.

Section 2.2 Closing; Closing Date. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI, the closing of the Share Purchase (the “Closing”) shall take place (a) within three (3) business days of the date of execution of this Agreement at the offices of Dickstein Shapiro Morin & Oshinsky LLP, 1177 Avenue of the Americas, 47th Floor, New York, New York, 10036-2714 at 10:00 a.m. or (b) at such other place and time or on such other date as the Purchaser and the Seller may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

Section 2.3 Deliveries At Closing. At the Closing, the Purchaser shall deliver the Purchase Price to the Seller in cash by wire transfer of immediately available funds in U.S. dollars to the account designated in Exhibit A to this Agreement. Upon the Seller’s receipt of the Purchase Price, the Seller shall release to the Purchaser a certificate representing the Shares, duly endorsed in proper form for transfer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

Section 3.1 Organization; Good Standing. The Seller is a corporation organized under the laws of the State of Delaware. The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Section 3.2 Authority; Non-Contravention.

(a) Authority. The Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Seller. No other proceedings on the part of the Seller are necessary to authorize the execution, delivery or performance of this Agreement by the Seller, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by the Purchaser, constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, (ii) laws of general applicability relating to or affecting creditors’ rights and (iii) general equity principles.

(b) Non-Contravention. Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the organizational documents of the Seller, (ii) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, suspension, revocation, amendment or acceleration under any Contract to which the Seller or the Company is a party or by which any of them or the material assets of the Seller or the Company are bound or (iii) violate any material Legal Requirements applicable to the Seller or by which any of the material assets of the Seller are bound, or (iv) cause the creation or imposition of any Liens on any material asset of the Company.

(c) Necessary Consents and Filings. No consent, approval or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by the Seller in connection with the execution, performance and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of a Current Report on Form 8-K within four (4) Business Days after the entry into this Agreement, (ii) the filing with Nasdaq of a Notification Form: Listing of Additional Shares, (iii) the filing of the Prospectus Supplement with the SEC, and (iv) compliance with applicable blue sky laws.

Section 3.3 Registration; Listing Status. The Seller’s Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Seller filed the Original Registration Statement with the SEC on December 19, 2003, and the SEC declared it effective as of January 7, 2004. The Seller filed the 462(b) Registration Statement with the SEC on February 17, 2005, and it became effective immediately upon filing in accordance with Rule 462(b) under the Securities Act. Pursuant to the 462(b) Registration Statement, the Shares are registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Seller’s Common Stock is duly listed, admitted and authorized for trading on the Nasdaq National Market (“Nasdaq”) under the ticker symbol “DSCO”. Following delivery to Nasdaq of notice that the Shares are being issued and the issuance of the Shares pursuant to this Agreement, the Shares will be duly listed, admitted and authorized for trading on Nasdaq. The Seller has taken no action designed to terminate, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from Nasdaq, nor has the Seller received any information from the SEC or the National Association of Securities Dealers, Inc. suggesting that it is contemplating terminating or suspending such registration or listing.

Section 3.4 Issuance of the Shares. The Shares to be issued and sold by the Seller hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights.

Section 3.5 Brokers’ and Finders’ Fees. The Seller has not incurred any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

Section 4.1 Organization; Good Standing. The Purchaser is a corporation organized under the laws of Spain. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Section 4.2 Authority; Non-Contravention; Necessary Consents and Filings.

(a) Authority. The Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery or performance of this Agreement by the Purchaser, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, (ii) laws of general applicability relating to or affecting creditors’ rights and (iii) general equity principles.

(b) Non-Contravention. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the organizational documents of the Purchaser, (ii) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, suspension, revocation, amendment or acceleration under any Contract to which the Purchaser is a party or by which the Purchaser or its assets are bound or (iii) violate any Legal Requirements applicable to the Purchaser.

(c) Necessary Consents and Filings. No consent, approval or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity which is required to be obtained or made by the Purchaser in connection with the execution, performance and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.3 No Reliance. The Purchaser (a) is a sophisticated buyer with respect to the purchase of the Shares, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares in accordance with this Agreement, (c) understands and is able to bear the economic risks of investment in the Shares, (d) has adequate information concerning the business and financial condition of the Seller, the markets within which the Seller operates, and the Seller’s prospects in those markets, and has had such access to such financial and other information and been afforded the opportunity to ask such questions of representatives of the Seller and receive answers thereto as the Purchaser deems necessary to make an informed decision regarding the Share Purchase and (e) has independently and without reliance upon the Seller, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Purchaser acknowledges receiving and reviewing the Registration Statement, including the Prospectus and the Prospectus Supplement at or a reasonable time prior to the Closing, including the documents incorporated by reference therein as well as the all exhibits thereto. The Purchaser has, in connection with its decision to purchase the Shares, relied solely upon the SEC Reports and the limited representations and warranties of the Company contained herein. The Purchaser is not itself a “broker” or a “dealer” as defined in the Exchange Act. The Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof.

Section 4.4 Limitations on Resale. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and in accordance with the terms and conditions of this Agreement. The Purchaser acknowledges that it is an “affiliate” of the Seller (as defined in Rule 144 under the Securities Act) and that Rule 144 under the Securities Act sets out certain limitations on the timing, manner and amount of securities that may be resold by an affiliate within any period of three months. The Purchaser acknowledges that its President, Antonio Esteve, is a member of the Board of Directors of the Seller and, as a result of such position, is a person subject to the reporting obligations and short-swing profits disgorgement provisions of Section 16 of the Exchange Act.

Section 4.5 Compliance with Insider Trading Rules. The Purchaser acknowledges and agrees that it is aware, and that it will advise each of its affiliates and representatives that is provided any confidential information of the Seller that the securities laws of the United States provide that any person who has received directly or indirectly from an issuer such as the Seller material, non-public information is prohibited from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and that violation of such prohibition may involve severe civil and criminal penalties. Accordingly, the Purchaser will not directly or indirectly, through related parties or otherwise, purchase, trade, offer, pledge, sell, contract to sell or to purchase or sell or “short” or “short against the box” (as those terms are generally understood in the securities markets), or otherwise dispose of or acquire, any securities of the Seller or options in respect of such securities. The Purchaser further agrees not to provide any person with material, nonpublic information, received from the Seller or its representatives, including any relative, associate, or other individual who intends to, or may, (a) trade securities with respect to the Seller which is the subject of such information or (b) otherwise directly or indirectly benefit from such information.

Section 4.6 Brokers’ and Finders’ Fees. The Purchaser has not incurred any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

Section 4.7 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted, at its own risk and expense, such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Reasonable Efforts; Additional Actions; Cooperation. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all commercially reasonable efforts to:

(a) obtain all consents, amendments or waivers under the terms of any contractual arrangements required by the transactions contemplated by this Agreement;

(b) obtain or make all necessary consents and filings;

(c)  defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and

(d) fulfill or cause the fulfillment of the conditions to Closing set forth in Article VI.

Section 5.2 Notification of Certain Matters. The Seller shall provide written notice to the Purchaser, and the Purchaser shall provide written notice to the Seller, promptly upon becoming aware of (a) any occurrence, or failure to occur, of any event that could, either individually or in the aggregate, reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing Date, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, or (d) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; provided that the delivery of any notice pursuant to this Section 5.2 shall not be deemed to limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.3 Public Announcements. Prior to the consummation of the Closing, each of the Purchaser and the Seller shall not issue or cause to be issued any press release or otherwise make any public announcement with respect to this Agreement, the Share Purchase or the other transactions contemplated hereby without the consent of the other parties hereto, except where such release or announcement is required under applicable Legal Requirements, in which case the issuing party shall use its commercially reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

Section 5.4 Transfer Taxes. The Purchaser and the Seller shall each be responsible for all transfer and similar taxes assessed or payable in connection with the transfer of the Shares pursuant to this Agreement in their respective jurisdictions; provided that this Section 5.4 shall not apply to (i) taxes which are net income, capital, net worth, franchise, or similar conduct of business taxes which are imposed on either party by any national, provincial, state or local taxing authority; (ii) taxes imposed as a direct and primary result of any party’s gross negligence or willful misconduct; and (iii) taxes imposed as a result of either party’s failure to file any applicable tax report or return in a timely or proper manner.

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF THE PARTIES TO CLOSE

Section 6.1 Condition Precedent to the Obligations of the Parties to Close. The respective obligations of each party to this Agreement to consummate the Share Purchase shall be subject to the satisfaction or waiver on or prior to the Closing Date of the condition that no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Legal Requirement or Order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Share Purchase illegal or otherwise restraining, enjoining or prohibiting consummation of the Share Purchase.

Section 6.2 Additional Conditions Precedent to the Obligations of the Purchaser to Close. The obligation of the Purchaser to consummate the Share Purchase shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived (to the extent legally permitted), in writing, exclusively by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

(b) Covenants and Agreements. The Seller shall have performed or complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Additional Conditions Precedent to the Obligations of the Seller to Close. The obligation of the Seller to consummate the Share Purchase shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived (to the extent legally permitted), in writing, exclusively by the Seller:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

(b) Covenants and Agreements. The Purchaser shall have performed or complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

Section 6.4 Frustration of Closing Condition. None of the parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to use reasonable efforts to consummate the Share Purchase.

ARTICLE VII
TERMINATION OF AGREEMENT

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date (a) by the mutual written consent of the Purchaser and the Seller or (b) by the Purchaser or the Seller if a court of competent jurisdiction or other Governmental Entity shall have issued an Order or Legal Requirement or taken any other action restraining, enjoining or otherwise prohibiting the Share Purchase and such Order, Legal Requirement or other action shall have become final and nonappealable.

Section 7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement under Section 7.1, this Agreement shall be void and of no further force or effect, with no liability on the part of any party hereto, except that (a) this Section 7.2 and Article VIII shall survive the termination of this Agreement and (b) nothing in this Agreement shall relieve any party from liability for any willful breach of this Agreement or willful failure to perform its obligations under this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Survival of Representations and Warranties. The representations and warranties of the Purchaser and the Seller set forth in this Agreement shall survive the Closing and remain in full force and effect for a period of one year.

Section 8.2 Fees and Expenses. All fees and expenses incurred by either the Seller or the Purchaser in connection with this Agreement and the transactions contemplated hereby shall be paid by the Purchaser, whether or not the Share Purchase is consummated.

Section 8.3 Amendment. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of the Purchaser and the Seller.

Section 8.4 Extension; Waiver. At any time prior to the Closing Date and subject to applicable laws, any party hereto, by action taken or authorized by its board of directors, may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party in this Agreement or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 8.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by facsimile or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally- or internationally-recognized courier service. All notices or other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Seller, to:

Discovery Laboratories, Inc.

2600 Kelly Road Warrington, Pennsylvania 18976 Attention: David L. Lopez, C.P.A., Esq.

Fax: (215) 488-9301

with a copy to:

Dickstein Shapiro Morin & Oshinsky LLP

1177 Avenue of the Americas, 47th Floor New York, New York 10036-2714 Attention: Ira L. Kotel, Esq.

Fax: (212) 997-9880

(b)	if to the Purchaser, to:

Laboratorios del Dr. Esteve, S.A. Av. Mare de Deu de Montserrat, 221 08041 Barcelona (Spain)

Attention: José M. Rafols Ferrer, Financial Director Fax: 34-93-347.53.13

Section 8.6 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. For purposes of this

Agreement, the words “include,”“includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any statute, regulation, or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and permitted successors and assigns.

Section 8.7 Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other Person any rights or remedies hereunder.

Section 8.8 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties to this Agreement. The parties hereto further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.9 Other Remedies; Specific Performance.

(a) Other Remedies. Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(b) Specific Performance. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.

Section 8.11 Rules of Construction. The parties to this Agreement agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 8.12 Limitations on Warranties.

(a) Except for the representations and warranties contained in this Agreement and any agreements or certificates delivered pursuant to this Agreement, the Seller makes no other express or implied representation or warranty to the Purchaser. The Purchaser acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of the Seller other than the representations and warranties of the Seller set forth in this Agreement or any agreements or certificates delivered pursuant to this Agreement.

(b) Except for the representations and warranties contained in this Agreement and any agreements or certificates delivered pursuant to this Agreement, the Purchaser make no other express or implied representation or warranty to the Seller. The Seller acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of the Purchaser other than the representations and warranties of the Purchaser set forth in this Agreement or any agreements or certificates delivered pursuant to this Agreement.

Section 8.13 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 8.13 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.14 Waiver of Jury Trial. EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASER OR THE SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 8.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                    THE PURCHASER:

                                                      LABORATORIOS DEL DR. ESTEVE, S.A.

                                                      By: /s/ José M. Rafols Ferrer
                                                     José M. Rafols Ferrer
                                                     Financial Director

                                                     THE SELLER:

                                                     DISCOVERY LABORATORIES, INC.

                                                     By: /s/ Robert J. Capetola
                                                     Dr. Robert J. Capetola, Ph.D.
                                                     President and Chief Executive Officer

[Signature page to Stock Purchase Agreement]